Exhibit 99.1

Magenta Therapeutics Reports Recent Operational Progress and Second Quarter 2018 Financial Results

– Transplanted first patient with MGTA-456 in Phase 2 study in inherited metabolic disorders –

– Strengthened Board of Directors and Scientific Advisory Board –

– Raised $52 million in oversubscribed Series C Financing in April –

– Successfully completed initial public offering (IPO) in June raising $90 million in net proceeds –

Cambridge, MA – August 9th, 2018 – Magenta Therapeutics (NASDAQ: MGTA), a clinical-stage biotechnology company developing novel medicines to bring the curative power of bone marrow transplant to more patients, today reported financial results and business highlights for the second quarter ended June 30, 2018.

“Magenta has made important progress this year toward realizing our long-term vision of broadening the curative potential of bone marrow transplant to more patients and building a fully integrated biotechnology company. The first half of 2018 has been particularly productive for us with the advancement of MGTA-456 into a Phase 2 study and the completion of our Series C financing and initial public offering,” said Jason Gardner, D.Phil., chief executive officer, president and co-founder, Magenta Therapeutics. “We are in a strong financial position to continue advancing our programs, and we plan to share data updates from several programs before the end of the year, including preliminary clinical data from our Phase 2 study of MGTA-456 in patients with inherited metabolic disorders.”

Recent Business Highlights:

Transplanted First Patient in Phase 2 Study of MGTA-456: Magenta announced in April 2018 that the first patient was treated in a Phase 2 study of MGTA-456 in inherited metabolic disorders. MGTA-456 is a first-in-class allogeneic stem cell therapy consisting of a single umbilical cord blood unit expanded with an aryl hydrocarbon receptor (AHR) antagonist then administered to a patient through a bone marrow transplant.

Strengthened Board of Directors and Scientific Advisory Board: In April 2018, Magenta announced the addition of Amy Ronneberg, President of Be The Match BioTherapies, to its Board of Directors. Megan Sykes, M.D., Professor of Medicine and Professor of Microbiology & Immunology and Surgical Sciences at Columbia University Medical Center, joined Magenta’s Scientific Advisory Board in April 2018, and Bruce Blazar, M.D., Regents Professor of Pediatrics in the Division of Blood and Marrow Transplantation at the University of Minnesota, joined Magenta’s Scientific Advisory Board in June 2018.

Raised $52 Million in Series C Financing: In April 2018, Magenta completed a Series C financing, raising $52 million. The oversubscribed Series C financing was led by Casdin Capital, with participation from new investors EcoR1 Capital, Eventide Asset Management, Watermill Asset Management and additional long-term institutional investors. Existing investors Be the Match BioTherapies and Access Industries also participated.

Successfully Completed Initial Public Offering: In June 2018, Magenta successfully completed an initial public offering of 6,666,667 common shares at $15.00 per share, raising net proceeds of $90 million.

Financial Results:

Cash Position: Cash and cash equivalents as of June 30, 2018, were $173.4 million compared to $51.4 million on December 31, 2017. The increase is primarily driven by proceeds from the $52 million Series C preferred stock financing completed in April 2018 and net proceeds of $90 million from Magenta’s IPO completed in June 2018. Magenta anticipates that its cash and cash equivalents will be sufficient to fund operations and capital expenditures through at least the first quarter of 2020 on the Company’s current business plan.

Research and Development Expenses: Research and development (R&D) expenses were $9.7 million in the second quarter of 2018, compared to $13.8 million for the same period in 2017. The decrease was largely due to the prior year cost of in-licensing technology related to the rights to MGTA-456, partially offset by increased R&D personnel costs associated with the growth of the Company, the advancement of the MGTA-456 Phase 2 clinical trial and continued progression of the Company’s pipeline.

General and Administrative Expenses: General and administrative (G&A) expenses were $4.3 million for the second quarter of 2018, compared to $1.9 million for the same period in 2017. The increase was largely due to increased G&A personnel costs associated with the growth of the Company and professional fees related to supporting operations as a public company.

Net Loss: Net loss was $13.7 million for the second quarter of 2018, compared to net loss of $15.7 million for the same period in 2017.

About Magenta Therapeutics

Headquartered in Cambridge, Mass., Magenta Therapeutics is a clinical-stage biotechnology company developing therapeutics focused on critical areas of unmet need in the field of bone marrow transplant for patients with autoimmune diseases, blood cancers and genetic diseases. By creating a platform focused on critical areas of unmet need, Magenta Therapeutics is pioneering an integrated approach to extend the curative power of bone marrow transplant to more patients by making the process more effective, safer and easier.

Forward-Looking Statement

This press release may contain forward-looking statements, including express or implied statements regarding Magenta’s future expectations, plans and prospects, including projections regarding future revenues and financing performance, our long-term growth, the anticipated timing of our clinical trials and regulatory filings, the development of our product candidates and advancement of our preclinical programs, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” might,” “plan,” “potential,” “project,” “should,” target,” “will” or “would” and similar expressions that constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. Although Magenta’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Magenta. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks concerning Magenta’s programs and operations are described in additional detail in its registration statement on Form S-1, its Quarterly Report on Form 10-Q and its other filings made with the Securities and Exchange Commission from time to time. Any forward-looking statement made in this press release speaks only as of the date on which it is made. Magenta undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Contact

Magenta Therapeutics:

Manisha Pai, Vice President, Communications & Investor Relations

857-242-1155

mpai@magentatx.com

Magenta Therapeutics, Inc.

STATEMENTS OF OPERATIONS

(unaudited)

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue	$—	$—	$—	$—

Operating expenses:
Research and development	9,683	13,816	17,532	17,138
General and administrative	4,342	1,915	7,799	3,404

Total operating expenses	14,025	15,731	25,331	20,542

Loss from operations	(14,025)	(15,731)	(25,331)	(20,542)
Interest and other income, net	365	—	510	—

Net loss	(13,660)	(15,731)	(24,821)	(20,542)
Accretion of redeemable convertible preferred stock to redemption value	(88)	(207)	(88)	(207)
Cumulative dividends on redeemable convertible preferred stock	—	(83)	—	(437)
Reversal of cumulative dividends on redeemable convertible preferred stock	—	634	—	634

Net loss attributable to common stockholders	$(13,748)	$(15,387)	$(24,909)	$(20,552)

Net loss per share attributable to common stockholders—basic and diluted	$(3.13)	$(8.90)	$(7.25)	$(12.97)

Weighted average common shares outstanding—basic and diluted (1)	4,391,363	1,728,344	3,434,175	1,584,153

(1)

Reflects the conversion of the Company’s outstanding redeemable convertible preferred stock into 23,375,405 shares of common stock and the issuance of 6,666,667 shares of common stock in connection with our IPO on June 25, 2018.

Magenta Therapeutics, Inc.

BALANCE SHEET DATA

(unaudited)

(In thousands)

	June 30, 2018	December 31, 2017
Cash and cash equivalents	$173,429	$51,402
Working capital	168,321	48,361
Total assets	180,618	54,463
Stockholders’ equity (deficit)	172,217	(42,118)